Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8 (No. 333-151027),
(2) Form S-8 (No. 333-216282),
(3) Form S-8 (No. 333-255904), and
(4) Form S-3 (No. 333-279249);

of our reports dated February 23, 2026, with respect to the consolidated financial statements of AGNC Investment Corp., and the effectiveness of internal control over financial reporting of AGNC Investment Corp., included in this Annual Report (Form 10-K) of AGNC Investment Corp. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 23, 2026